                                                                    Exhibit 10.8

*PORTIONS OF THIS  DISTILLERS  GRAIN  PURCHASE  AGREEMENT  HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      DISTILLER'S GRAIN PURCHASE AGREEMENT

     THIS DISTILLER'S  GRAIN PURCHASE  AGREEMENT (this  "Agreement") is made and entered  into as of October  13, 2006 by and between  Southwest  Iowa  Renewable
Energy,  LLC, an Iowa limited  liability company  ("Producer"),  and Bunge North
America,  Inc., a New York corporation  ("Bunge") (each of Producer and Bunge, a
"Party" and collectively, the "Parties").

                                    RECITALS

     A.  Producer  intends to construct  and own an ethanol  plant  located near
Council Bluffs, Iowa (the "Facility").

     B. Bunge is regularly  engaged in the business of marketing  grain and feed products throughout the world.

     C. As of the date of this  Agreement,  Bunge  has  subscribed  to  become a
Member of Producer pursuant to the Amended and Restated  Operating  Agreement of
Producer dated June 2, 2006 ("Operating Agreement").

     D. Producer  desires to sell and Bunge desires to purchase all  distiller's grains with solubles  produced by the Facility (the "DGS"),  which  includes wet distillers grains and modified wet distillers grains (together,  "WDGS") and dry distiller's grains with solubles ("DDGS").

     E. The Parties  desire to agree in advance of such sale and purchase to the price formula, payment, delivery and other terms thereof in consideration of the mutually promised performance of the other.

                                    AGREEMENT

     Therefore, the Parties agree:

1. DGS Purchase/Sale.

     1.1 Exclusive Purchaser. Subject to the terms of this Agreement (including, but not limited to,  Section 1.2 hereof),  Producer  agrees to sell to Bunge all
DGS produced during the Term (as defined in Section 6.1 hereof) by the Facility, including  the  Facility  as  initially  constructed  and any  modifications  or expansions  thereof.  Bunge agrees that it will be obligated to purchase all DGS produced by the Facility during the Term under the conditions  herein set forth.
Upon any  modifications  or expansions  of the Facility,  the Parties shall make such

amendments to this Agreement as are mutually agreed upon as necessary to reflect such modifications or expansions at the Facility.

     1.2 Right to Direct Sale. If, at any time,  Producer identifies or receives offers from  potential  purchasers of DGS of acceptable  credit  quality at more favorable  pricing than  available  through  Bunge for the same grade,  quality, quantity and delivery period, Producer may direct Bunge to either (i) market the
DGS to a different  purchaser at the same terms and pricing,  or (ii) market the
DGS to the  identified  purchaser,  the choice of which shall be at Bunge's sole discretion.  If Producer  makes such  direction to Bunge,  Bunge shall  promptly negotiate  and execute  contracts  for the sale of the DGS as  described  in the preceding sentence, provided that with respect to such contracts, Producer shall indemnify Bunge from any losses (including  attorneys fees and collection costs)
resulting  from the  non-payment  of amounts due under any such  contracts  with purchasers identified by Producer.

     1.3 Title. Title, risk of loss and full shipping  responsibility shall pass to Bunge upon Producer  loading the DGS into trucks or rail cars at the Facility and delivery to Bunge of a bill of lading for each shipment.  Bunge and Producer shall agree upon documented inspection, loading and sealing procedures.

     1.4  Location.  The place of delivery by Producer for all DGS sold to Bunge pursuant to this  Agreement  shall be the Facility  (the  "Delivery  Location").
Bunge will provide  loading  instructions  to Producer  designating the shipment date and  amount of DGS to be  shipped  with  enough  advance  notice  such that
Producer can direct the loading of all DGS delivered hereunder in a commercially reasonable  manner.  Producer  shall give Bunge and Bunge's agents access to the
Facility, in such a manner and at all times as shall be commercially  reasonably necessary and convenient,  in order for Bunge or Bunge's agents and/or designees to take  delivery as  provided  herein.  To the extent  that Bunge has  provided
Producer with loading  instructions,  such instructions are subject to change at the  discretion  of Bunge upon  reasonable  notice to Producer.  If Producer has delivered  DGS prior to such notice,  Producer will not be  responsible  for any failure of such DGS to comply with the changed instructions and Bunge will incur the cost, if any associated with the change of instructions.

     1.5 DGS Marketing  Policy.  Producer and Bunge will jointly establish a DGS marketing  policy  with  respect to  Contracts  (as  defined in Section  2.1(b))
setting forth how far in advance such Contracts may provide for the sale of DGS, referred to as forward contracting limits (the "DGS Marketing Policy").  Without limitation,  the DGS Marketing Policy shall also include obligations of Producer to  deliver  to Bunge  written  estimates  of DGS  production  at the  Facility, including the budgeted mix of DDGS and WDGS, as such budgeted mix may be revised by the  parties  from time to time,  a  reasonable  period of time prior to such production.  The DGS  Marketing  Policy is subject to approval and  modification from  time-to-time  jointly by Bunge and Producer's  risk  management  committee and/or Board of Managers and may be developed in connection with a comprehensive risk  management  policy  for the  marketing  of all  products  produced  by the
Facility.  The DGS Marketing Policy will be updated by the Parties as necessary.
Bunge  shall  promptly  make  Producer  aware  if the DGS  Marketing  Policy  is reasonably  believed to be limiting  Bunge's ability to market DGS in accordance with this Agreement. Bunge shall have the right to market distiller's grains and solubles from other

facilities  for its own  account  with  respect  to  contracts  for the  sale of distiller's grains and solubles which exceed the forward  contracting limits set by the DGS  Marketing  Policy.  Resales by Bunge of spot market  purchases  from
Producer shall not be limited by this Agreement.

2. Obligations of the Parties; Quantity and Weights.

     2.1 Bunge's Obligations.

     (a) Market  Information.  Bunge will  provide  Producer  with  relevant and transparent market information, including bid/ask sheets for DGS produced at the
Facility.

     (b) DGS Contracts. Bunge will negotiate and execute contracts, arrangements and  agreements on its own behalf for the resale by Bunge of DGS  ("Contracts"), and provide Producer with copies of such Contracts upon request. Bunge will also provide  Producer  with,  or make  available  to  Producer,  consolidated  daily position  reports  of  delivery  dates,  volumes  and  pricing  under  all  open
Contracts.

     (c) Bunge  Re-sale  Efforts.  Bunge agrees to use  commercially  reasonable efforts to achieve the highest resale price for DGS available  under  prevailing market  conditions.  If Producer's general manager determines in good faith that he or she believes Bunge is not meeting the standard for  performance  set forth in the immediately preceding sentence, then the general manager shall bring this to the attention of Bunge.  If the general  manager's  concerns are not promptly addressed,  then  Producer  may issue a Notice of Dispute as provided in Section
15.2.

     (d) Shipping Charges.  Bunge will schedule and arrange, in conjunction with
Producer's  general manager or designee,  the loading,  shipping and delivery of all DGS bought by Bunge  pursuant to this  Agreement.  All freight and  delivery charges after  delivery of the DGS by Producer to the Delivery  Location will be the  responsibility  of Bunge or the  purchasers of DGS from Bunge,  and will be included in the  calculation  of Purchase  Price to the extent set forth Section
5.1. Once rail freight  service to the Facility is  established,  Bunge shall be responsible for negotiating with the rail service provider the rates and service levels for shipments of DGS from the Facility.  Bunge shall disclose to Producer any  discussions,  negotiations,  proposals and  agreements  involving such rail service and rail rates for the Facility and, upon  termination of the Agreement,
Bunge shall assign rights to such rail service and rates to Producer  subject to consent by the rail carrier if required under  applicable  agreements.  Producer shall buy or lease,  and shall maintain and be responsible for, a number of rail cars to meet  anticipated  needs for the  loading,  shipping and delivery of DGS bought by Bunge pursuant to this Agreement.

     (e) DGS Marketing Policy; Directions Given by Producer. Bunge will abide by any terms of the DGS Marketing Policy applicable to Bunge, provided that neither
Bunge  nor its  Affiliates  shall be in breach  of this  Agreement  or liable to
Producer  under this  Agreement to the extent Bunge acts in accordance  with the
DGS Marketing  Policy or in accordance with directions given by Producer's Board or general manager.  If Bunge  determines to accept,  for its own account and at its risk,  Contract  terms that are outside the  parameters of the DGS Marketing
Policy, Bunge will promptly offer Producer the opportunity to waive or amend the
DGS

Marketing  Policy and  accept the  Contract.  If  Producer  elects to accept the
Contract,  the waiver or amendment must be made promptly. If Producer elects not to accept the  Contract,  then Bunge may elect to fulfill the Contract with spot market purchases from Producer.

     (f) DGS Marketing Staff. Bunge will provide or make available one full-time
DGS marketer (the "DGS Marketer"),  to be located at the Facility. In connection with the DGS Marketer, the Parties agree as follows:

          (i)  The  DGS  marketer  shall  be  responsible  for  formulating  and implementing a sales and marketing  strategy  consistent with the
               DGS  Marketing  Policy to develop a market for local sales of DGS as  provided  under  this  Agreement.  In  furtherance  of  those responsibilities, the DGS marketer will gather and analyze market data, and will establish relationships with local DGS purchasers.

          (ii) The  DGS  marketer  shall  be an  employee  of  Bunge  or a Bunge
               Affiliate  and Bunge shall be  responsible  for providing the DGS marketer with all appropriate  compensation  and benefits.  Bunge shall be responsible for supervision of the DGS marketer. The DGS marketer  will abide by the same rules of conduct as are  applied to Producer's  employees in Producer's  employee handbook for the
               Facility.  Notwithstanding the foregoing,  the Producer's general manager and Bunge will jointly conduct periodic employment review of the DGS marketer. Producer's general manager may make staffing recommendations  to Bunge at any time. If the  recommendations of the  Producer's  general  manager  are  not  accepted  by  Bunge,
               Producer  may issue a Notice of  Dispute as  provided  in Section
               15.2.

          2.2 Producer's Obligations.

     (a)  Production  Estimates.  Annually,  Producer  will  deliver  to Bunge a written estimate of its anticipated monthly DGS production at the Facility based upon Producer's  annual operating  budget. At least 30 days before the beginning of each  calendar  month  during the Term (but not before the  Effective  Date),
Producer  will  deliver  to Bunge a  written  estimate  of its  anticipated  DGS production  at the Facility for such calendar  month (the  "Monthly  Estimate").
Producer will immediately  notify Bunge of any revisions to the Monthly Estimate and Bunge  will  utilize  commercially  reasonable  efforts  to  adjust  its DGS marketing and sales strategy  accordingly;  provided that Producer will bear all costs incurred by Bunge to attempt to meet such revised quantities.

     (b) Handling and Shipping.  In  connection  with this  Agreement,  Producer will:
               i.   Determine  the weight of all DGS delivered to Bunge from the
                    Facility using scales at the Facility that are inspected and certified  as  required  by  applicable  law as  provided in
                    Section 3;

               ii.  Load the DGS for  shipment  in  accordance  with the loading instructions  from  Section  1.4 to trucks or rail cars with
                    DGS  in a  timely  manner,  which  shall  include  supplying adequate labor and equipment necessary for such loading;

               iii. Handle DGS in a good and workmanlike manner;

               iv.  Maintain the truck/rail loading facilities in safe operating condition; and

               v.   Abide by the DGS Marketing Policy.

     (c)  Storage.  Storage  space for not less than  7,500 tons of DGS shall be
reserved  by  Producer  for  Bunge's  use  at  the  Facility,   which  shall  be
continuously  available for storage of DGS purchased or to be purchased by Bunge from  Producer.  Such storage shall be provided at no charge to Bunge.  Producer shall be responsible at all times for the quantity, quality and condition of any
DGS in storage at the Facility.

               2.3 Contract Commitments.

     (a) All  Contracts  negotiated  by Bunge shall be  consistent  with the DGS
Marketing  Policy unless the general  manager of the Facility,  or his designee, approves in advance  any  Contract  terms  inconsistent  with the DGS  Marketing
Policy.

     (b) Producer will not be a party to, or have any liability or obligation to any purchaser or to Bunge under Contracts  except as provided in this Section 2.
Producer  acknowledges  that in  order  to  maximize  the  total  revenue  to be generated  through the sale of the DGS,  Bunge may take positions by selling DGS in anticipation of Producer  providing the DGS,  subject to the terms of the DGS
Marketing  Policy.  Notwithstanding  the fact that  Producer's  obligation is to provide Bunge with the DGS output of the Facility,  the Parties acknowledge that
Bunge may  suffer  losses as a result of  positions  taken by Bunge if  Producer discontinues  operations  for any reason  whatsoever  including  Force  Majeure.
Producer shall  indemnify,  defend and hold Bunge and its Affiliates (as defined below) harmless from all  liabilities,  costs and expenses  (including,  without limitation,  attorneys fees) that Bunge or its Affiliates may suffer, sustain or become  subject  to as a result  of any sale or  purchase  of DGS taken by Bunge which is consistent  with the DGS Marketing  Policy in  anticipation of Producer delivering the DGS hereunder,  provided Bunge has taken commercially  reasonable steps to avoid the loss. Bunge will indemnify, defend and hold harmless Producer and  its  Affiliates,  employees  and  agents  from  and  against  any  and  all liabilities, costs and expenses (including, without limitation,  attorneys fees)
arising out of,  relating to or resulting from any failure of DGS to comply with the  Production  Standards  or degrading  the quality of DGS which  results from causes or conditions  arising after title passes to Bunge,  except to the extent such  liabilities,  costs and  expenses  arise out of the  gross  negligence  or intentional misconduct of Producer or a breach of this Agreement by Producer.

3. Quantity and Weights.

     3.1 Scales.  Producer  will  determine the weight of DGS delivered to Bunge from the Facility  using scales at the Facility.  Producer will maintain (at its expense)  the  accuracy of such scales and ensure  that they are  inspected  and certified as required by  applicable  law. Upon Bunge's  request,  Producer will promptly  provide Bunge with copies of all scale  certifications.  Bunge may, at its sole expense,  test the accuracy of such scales.  Producer will maintain all weight  certificates  for at least two years  after their  creation  and provide copies of such weight certificates to Bunge upon request. If the scales used for weighing  DGS at the  Facility  are found to be  inaccurate,  the  Parties  will negotiate  in good  faith a  reasonable  adjustment  for  DGS  sales  reasonably believed  to have been  affected.  If the  Facility  scales are  unavailable  or inoperable,  any scales  certified as required by applicable law may be used, at
Producer's  sole cost and expense  (including  any transport  costs),  until the
Facility scales are available and operable.

     3.2  Weight  Certificates.   The  outbound  weight  certificates  generated
pursuant to Section 3.1 will  determine  the  quantity of DGS for which Bunge is obligated  to pay  pursuant to Section 5.  Producer  will provide a copy of each such  weight  certificate  to Bunge at the same time that  such  certificate  is produced.

4. Quality; Sampling; Rejection; Disposition.

     4.1 Quality.  Producer understands that Bunge intends to re-sell the DGS as a primary  animal feed  ingredient.  Producer  agrees and warrants  that the DGS produced at the Facility and delivered to Bunge at the Delivery  Location  shall meet the minimum quality standards outlined in Exhibit A hereto (the "Production
Standards"). The Production Standards are subject to change at the discretion of
Producer upon reasonable notice to Bunge. If Bunge has executed  Contracts prior to such  notice,  Producer  will  indemnify  Bunge for all costs,  expenses  and damages  incurred as a result of the change of  Production  Standards.  Producer will not be  responsible  for any failure of DGS to comply  with the  Production
Standards  or  degrading  the  quality  of DGS  which  results  from  causes  or conditions arising after title passes to Bunge.

     4.2 Sampling and  Retention of Samples.  Producer  will take and analyze an origin sample of the DGS from each truck or rail car in compliance with industry standards before it leaves the Facility (the "Sample"). Producer will label such
Sample to indicate  the date of  shipment,  the truck or rail car from which the
Sample was taken,  and the  order/shipment  number.  Producer  will  retain such
Samples of WDGS for not less than five (5) days and Samples of DDGS and labeling information  of all Samples for not less than thirty (30) days. At a minimum,  a composite  analysis of DGS shall be sent once a month to Bunge. It is understood that said  analysis  is a  composite  and may not be  indicative  of the current analysis.

     4.3 Rejection; Testing. Unless otherwise agreed between the Parties, and in addition to other remedies  permitted by law, Bunge may,  without  obligation to pay,  reject  either  before  or after  delivery  by  Producer  at the  Delivery
Location,  any of the DGS,  which when  inspected,  fails in a  material  way to conform to the Production  Standards.  If Producer knows or reasonably  suspects that any of the DGS produced at the Facility  fail to conform to the  Production
Standards, Producer shall promptly notify Bunge so that such DGS can be retested before

entering interstate commerce.  If Bunge knows or reasonably suspects that any of the DGS produced by Producer at the Facility  fail to conform to the  Production
Standards,  then Bunge may obtain  independent  laboratory tests of the affected
DGS. If such DGS are tested and found to comply with the  Production  Standards, then Bunge shall pay all testing  costs;  and if the DGS are found not to comply with the Production Standards,  Producer will pay all testing costs. Any testing obtained  by Bunge  shall be  performed  no later  than  five (5) days  from the delivery  of WDGS to the  Delivery  Location,  and  thirty  (30)  days  from the delivery of DDGS to the Delivery Location.

     4.4 Disposition. When rejection occurs before or after delivery by Producer at the Delivery Location, at its option, Bunge may:

     (a) Dispose of the rejected DGS after first offering  Producer a reasonable opportunity of examining and taking possession  thereof, if the condition of the
DGS reasonably appears to Bunge to permit such delay in making disposition.

     (b) Work  with  Producer  to  dispose  of the  rejected  DGS in any  manner directed by Producer that Bunge can accomplish  without  violation of applicable laws, regulations or property rights.

     (c) If Bunge has no available means of disposal of rejected DGS or Producer fails to direct  Bunge to dispose of them as provided  herein,  Bunge may return the rejected DGS to Producer,  upon which event Bunge's obligations with respect to said  rejected  DGS shall be deemed  fulfilled.  Title and risk of loss shall pass to Producer promptly upon proper rejection by Bunge.

     (d) Producer shall  reimburse  Bunge for all costs  reasonably  incurred by
Bunge in storing, transporting, returning and disposing of the properly rejected
DGS.  Bunge shall have no  obligation  to pay  Producer for rejected DGS and may deduct  reasonable  costs and expenses to be reimbursed by Producer from amounts otherwise owed by Bunge to Producer.

5. Price/Payment.

     5.1 Purchase Price.

     (a) Bunge will pay the  Purchase  Price to Producer  for all DGS  purchased hereunder within * days after the date that weight certificates for such DGS are delivered by Producer to Bunge in accordance with Section 3.2. Bunge will retain the  applicable  Marketing Fee and  Transportation  Costs (if any) for such DGS.
Demurrage,  either  for or  against  Producer's  account,  will be  billed as it occurs.  An example of the  computations  under this  Section 5.1 is provided in
Exhibit B.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (b) The following definitions shall apply to any given ton of DGS:

     (i) The  "Purchase  Price"  shall  be equal to the  Sale  Price  minus  the applicable Marketing Fee and Transportation Costs (if any).

     (ii) The "Sale Price" shall be equal to: (A) with respect to DGS that Bunge purchases to fulfill its commitments to third party  purchasers under agreements consistent with the DGS Marketing Policy,  the sale price received by Bunge from such  purchasers;  and (b) with  respect to DGS  purchased  by Bunge on the spot market, the spot price for such DGS agreed upon by Bunge and Producer.

     (iii) The "Marketing Fee" shall be equal to *% of the Net Sales Price.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (iv) The "Net  Sales  Price"  shall be equal to the Sales  Price  minus all
Transportation Costs and Rail Lease Charges, if any.

     (v)  "Transportation  Costs"  shall be equal to:  (A) with  respect  to DGS delivered  via  rail,  all rail  freight  charges,  rail  and  fuel  surcharges, switching charges,  and any other accessorial  charges applicable to delivery of the DGS; and (B) with respect to DGS  delivered  via truck or other  conveyance, all  freight  charges,  fuel  surcharges,  and  any  other  accessorial  charges applicable to delivery of the DGS. There are no Transportation Costs for any DGS
picked up at the Facility by purchasers.

     (vi)  "Rail  Lease  Charges"  shall be equal to the sum of (A) the  monthly lease payment for leased rail cars, plus (B) all  administrative  and tax filing fees applicable to such leased rail cars.

     5.2 Payment.  Bunge will pay the Purchase Price by wire transfer.  Interest will  accrue on amounts  past due at a rate per annum equal to the lesser of (a)
the prime rate,  as reported  from time to time by the Wall Street  Journal plus
2%, and (b) the highest rate permitted by law. All amounts due to Producer under this Agreement will be paid without setoff, counterclaim or deduction.

     5.3  Annual  Minimum  Payments.  Subject  to  Section 9 hereof,  if on each anniversary  of the  Effective  Date,  the  total  amount of the  Marketing  Fee retained by Bunge during the immediately preceding 12-month period (a "Total Fee
Amount") is less than $150,000  ("Annual Minimum  Amount"),  then within 15 days after such anniversary, Producer will pay to Bunge an amount equal to the Annual
Minimum Amount minus the Total Fee Amount.

     5.4 Adjustments.

     (a)  Beginning  on the  third  anniversary  of the  Effective  Date of this
Agreement and on each anniversary thereafter,  the Annual Minimum Amount will be increased  (or  decreased)  by an amount equal to the product of: (i) the Annual
Minimum Amount for the immediately preceding 12-month period, multiplied by (ii)
the percentage increase (or decrease) for such 12-month period in the Employment
Cost Index;  Not Seasonally  Adjusted;  Total  Compensation;  Private  Industry;
twelve-month percent change;  Midwest Workers,  published by the Bureau of Labor
Statistics, U.S. Department of Labor.

     (b)  Beginning  on the  third  anniversary  of the  Effective  Date of this
Agreement and on each  anniversary  thereafter  (the  "Anniversary  Date"),  the
Purchase  Price will be  reviewed  and open for  renegotiation.  If the  Parties cannot agree to a renegotiated  Purchase Price within 30 days of the Anniversary
Date,  the Purchase  Price will remain the same during the  twelve-month  period following such Anniversary Date.

     (c) If the Effective Date has not occurred on or before July 15, 2008, then
Bunge may require the Parties to  renegotiate  the provisions of this Section 5.
Upon such  renegotiation,  if the Parties do not agree upon  adjustments  to the compensation  on terms  agreeable  to  Bunge,  then  Bunge  may  terminate  this
Agreement upon notice to Producer.

     5.5 Tax. For purposes of personal  property  taxation and/or  assessment or other  taxation,  if any, any tax assessed on DGS produced  under this Agreement will be the responsibility of Producer, and at no time will Bunge be responsible for the payment of any such tax.

     6. Term and Termination.

     6.1 Term.  The initial term of this  Agreement will begin upon execution of this Agreement by both Parties and, unless earlier terminated in accordance with the terms hereof,  will expire upon the tenth anniversary of the Effective Date.
Unless earlier terminated in accordance with this Agreement, this Agreement will automatically  renew for successive  three-year terms  thereafter  unless either
Party gives written  notice to the other Party of its election not to renew,  no later  than 180 days prior to the  expiration  of the  initial  term or the then current renewal term, as applicable. The "Term" will be the total of the initial term of this Agreement and any renewal terms.  The "Effective Date" will be July
15, 2008 or such other date agreed by the Parties in writing  that the  Facility first begins  production  of DGS;  provided  that  Producer will notify Bunge at least 30 days in advance of when DGS are first produced.

     6.2 Termination Rights.

     (a) Either Party may terminate  this Agreement  immediately  upon notice to
the  other  Party  if  such  other  Party  has  (i)   materially   breached  any
representation, warranty, or obligation under this Agreement, and (ii) failed to remedy such breach within 30 days after the  terminating  Party has given notice of such breach,  or if such breach cannot reasonably be cured within such 30-day period,  such other Party has failed to commence and diligently pursue remedy of the breach and  failed to remedy  such  breach not later than 120 days after the terminating Party has given notice of such breach.

     (b) Producer may terminate this Agreement  immediately upon notice to Bunge if Bunge fails to pay any amount due under this  Agreement  within 15 days after
Producer gives Bunge notice of such nonpayment.

     (c) Bunge may terminate this Agreement immediately upon notice to Producer:
(i) if the Effective Date has not occurred on or before  October 15, 2008;  (ii)
in accordance with Section 5.4(c) hereof;  and/or (iii) upon the occurrence of a
Dissolution Event (as defined in Article X the Operating Agreement).

     (d) Either Party may terminate  this Agreement  immediately  upon notice to the other Party if (i) such other Party files a petition for  adjudication  as a bankrupt,  for  reorganization  or for an  arrangement  under any  bankruptcy or insolvency  law; (ii) an  involuntary  petition  under such law is filed against such  other  Party  and is not  dismissed,  vacated  or  stayed  within  60 days
thereafter;   or  (iii)  such  other  Party  makes  an   assignment  of  all  or
substantially all of its assets for the benefit of its creditors.

     (e) Bunge may terminate this Agreement  immediately upon notice to Producer if there is a Change in Control of Producer.  A "Change of Control"  occurs upon any of: (i) a sale of all or substantially all of the assets of Producer; (ii) a merger or consolidation involving Producer,  excluding a merger or consolidation after which 50% or more of the outstanding equity interests of Producer continue to be held by the same holders that held 50% of more of the  outstanding  equity interests of Producer immediately before such merger or consolidation;  or (iii)
any issuance and/or  acquisition of equity interests of Producer that results in a person or entity holding 50% or more of the  outstanding  equity  interests of
Producer,  excluding  any  persons  or  entities  that  held  50% or more of the outstanding equity interests of Producer immediately before such acquisition.

     (f) Either Party may terminate  this  Agreement in accordance  with Section
11.3 hereof.

     (g)  Producer  may  terminate  this  Agreement  upon thirty (30) days prior written  notice to Bunge if: (i) prior to May 1, 2011,  Bunge or its  Affiliates sell any of the Series B Units of Producer  originally  purchased  by Bunge from
Producer;  or (ii) from and after May 1, 2011,  (A) Bunge and/or its  Affiliates sell more than 15% per annum (on a  cumulative  basis) of the  Series B Units of
Producer  originally  purchased by Bunge from Producer;  or (B) Bunge and/or its
Affiliates hold 25% or less of the Series B Units originally  purchased by Bunge from

                                       10

Producer.   The   provisions   of  this  Section   6.2(g)  shall  not  apply  to
intra-Affiliate transfers by Bunge and/or its Affiliates.

     (h) Producer may terminate this Agreement  immediately upon notice to Bunge if there is a Change in Control of Producer  upon  payment to Bunge of an amount equal to the Annual Minimum Amount on the date of such termination.

     (i) Producer may terminate  this  Agreement  upon thirty days prior written notice to Bunge if, subject to the remaining  provisions of this Section 6.2(i), the  Facility  has shut down  operations  because of  Bunge's  failure to timely purchase  DGS in  accordance  with this  Agreement,  given the storage  capacity
Producer is required to maintain in accordance  with this  Agreement,  on two or more occasions  during a twelve-month  period and Producer has notified Bunge of such shut-downs ("Facility Shut-Down").  If Producer has not exercised its right to deliver notice to terminate this Agreement within 10 days after each occasion allowing a termination right under this Section 6.2(i), then Producer's right to terminate  shall  cease  with  respect  to such  occasion.  Notwithstanding  the foregoing, to the extent a Facility Shut-Down occurs as the result of Producer's actions or inactions  (unless Producer  provides  reasonable  notice to Bunge of such actions or inactions) or as a result of a mechanical malfunction, then such event shall not be considered in determining  whether Producer has a termination right (or any other right,  including  any right of payment)  under this Section
6.2(i). On the first Facility Shut-Down in a twelve month period, Bunge will pay to  Producer  an amount  equal to the actual  damages  suffered by Producer as a result of the shut down of the Facility.  On the second Facility  Shut-Down in a twelve month period,  Producer may elect to: (i) exercise its right to terminate this  Agreement as set forth in the first  sentence of this  Section  6.2(i) and
Bunge will pay to Producer  an amount  equal to the actual  damages  suffered by
Producer as a result of the shut down of the Facility;  or (ii) not exercise its right to  terminate  the  Agreement  as set forth in the first  sentence of this
Section  6.2(i) and Bunge will pay to Producer an amount equal to  $750,000.  On the third or more Facility  Shut-downs during a twelve month period, then either
Party may elect to terminate  this  Agreement on thirty days notice to the other
Party and Bunge  will pay to  Producer  an amount  equal to the  actual  damages suffered by Producer as a result of the shut down of the Facility.

     6.3 Survival.  The provisions of this Agreement which expressly or by their nature survive expiration or termination of this Agreement,  including,  but not limited to, Sections 2.1(d),  2.3(b),  2.3(c), 4, 5.1, 5.2, 5.5, 6.2(i), 6.3, 9,
10, 14, 15 and 16, will remain in effect after the  expiration or termination of this Agreement.

     7.  Covenants  of  Producer.  Producer  covenants to Bunge that it will use commercially  reasonable  efforts  to  ensure  that the  Facility  will be fully operational no later than July 15, 2008.

     8.   Representations  and  Warranties.   The  parties  make  the  following
warranties, representations or guarantees as described below:

     (a) Bunge  represents  and warrants to Producer that Bunge,  either through its own management or through lawful contracts  entered into with third parties, currently  has and  shall  maintain  or cause to be  maintained  such  licenses, permits and/or authorities as may be required to lawfully engage in the purchase and sale of DGS.

                                       11

     (b) Bunge represents and warrants to Producer that: all necessary corporate action has been taken to authorize the  execution,  delivery and  performance of this  Agreement;  the execution,  delivery and  performance of this Agreement by
Bunge does not, and will not, violate or constitute a breach of or default under any  Governmental  Requirement  (as defined in Section  16.4) or any  indenture, contract  or other  instrument  to which  its  assets  are bound or to which the representing party's business is subject.

     (c) Producer represents and warrants to Bunge that: all necessary corporate action has been taken to authorize the  execution,  delivery and  performance of this  Agreement;  the execution,  delivery and  performance of this Agreement by
Producer  does not, and will not,  violate or  constitute a breach of or default
under  any  Governmental  Requirement  or  any  indenture,   contract  or  other
instrument  to which  Producer  or its assets  are bound or to which  Producer's business is subject.

     (d) Producer  warrants that at the time of loading at the Delivery Location the DGS will not be adulterated within the meaning of the Federal Food, Drug and
Cosmetic Act and that each shipment may lawfully be introduced  into  interstate commerce  under said Act.  Should any of the DGS be seized or  condemned  by any federal or state  department  or agency for any reason except  noncompliance  by
Bunge  with  applicable   federal  or  state   requirements,   such  seizure  or
condemnation  shall operate as a proper  rejection by Bunge of the DGS seized or condemned.  However,  Bunge agrees to cooperate with Producer in connection with the defense of any quality or other DGS claims,  or any claims involving seizure or condemnation.

     (e)  Producer  warrants  that the DGS  delivered to Bunge shall be free and clear of liens and encumbrances.

9. Limitation of Liability.

     9.1 General  Disclaimer.  EXCEPT AS EXPRESSLY  PROVIDED IN THIS  AGREEMENT,
PRODUCER MAKES NO STATUTORY,  WRITTEN,  ORAL,  EXPRESSED OR IMPLIED  WARRANTIES,
REPRESENTATIONS  OR  GUARANTEES OF ANY KIND  CONCERNING  THE DGS SOLD UNDER THIS
AGREEMENT,  OR  ITS  QUALITY  SOURCE,  OR  CHARACTERISTICS,   INCLUDING  WITHOUT
LIMITATION  ANY  WARRANTY  OF  MERCHANTABILITY  OR  FITNESS  FOR ANY  PARTICULAR
PURPOSE.  EXCEPT  AS  EXPRESSLY  PROVIDED  IN THIS  AGREEMENT,  BUNGE  MAKES  NO
STATUTORY,  WRITTEN,  ORAL, EXPRESSED OR IMPLIED WARRANTIES,  REPRESENTATIONS OR
GUARANTEES OF ANY KIND CONCERNING THE SERVICES  PROVIDED UNDER THIS AGREEMENT OR
THE  FAILURE  TO  PROVIDE  SERVICES  UNDER  THIS  AGREEMENT,  INCLUDING  WITHOUT
LIMITATION  ANY  WARRANTY  OF  MERCHANTABILITY  OR  FITNESS  FOR ANY  PARTICULAR
PURPOSE.

     9.2 IN NO EVENT  WILL  EITHER  PARTY BE  LIABLE  TO THE  OTHER OR ANY OTHER
PERSON OR ENTITY FOR ANY INDIRECT,  SPECIAL OR  CONSEQUENTIAL  DAMAGES UNDER ANY
CIRCUMSTANCES.

                                       12

10. Remedies.

     10.1 Suspend  Performance.  Producer may suspend its performance under this
Agreement  until Bunge has paid all amounts  due under this  Agreement  if Bunge fails to pay any amount  within 15 days  after the date when such  amount is due and uncured under this Agreement.

     10.2 Specific  Enforcement.  The Parties shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity  jurisdiction  without the necessity of posting any bond, it being acknowledged  and agreed by the parties that the scope of the provisions of this
Agreement are reasonable under the circumstances.

     10.3  Liquidated  Damages of Bunge. If any actions or inactions by Producer lead to termination of this  Agreement,  Bunge will suffer damages which will be difficult to calculate and the Parties agree that the liquidated  damages in the following sentence are a reasonable estimate thereof and will not be viewed as a penalty.  If Bunge  terminates  this Agreement  under Sections 6.2(a) or 6.2(c),
Producer will pay to Bunge liquidated damages in an amount equal to $*. If Bunge terminates  this  Agreement  under Sections  6.2(e),  Producer will pay to Bunge liquidated  damages in an amount equal to the Annual  Minimum Amount on the date of such termination.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     10.4 Liquidated  Damages of Producer.  If any actions or inactions by Bunge lead to termination of this  Agreement,  Producer will suffer damages which will be difficult to calculate and the Parties agree that the  liquidated  damages in the following sentence are a reasonable  estimate thereof and will not be viewed as a penalty. If Producer terminates this Agreement under Section 6.2(a),  Bunge will pay to Producer liquidated damages in an amount equal to $*.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     10.5 Rights Not  Exclusive.  No right,  power or remedy  conferred  by this
Agreement will be exclusive of any other right, power or remedy now or hereafter available to a Party at law, in equity, by statute or otherwise.

     11. Force Majeure.

     11.1  Definition  of  Force  Majeure  Event.  Each  Party is  excused  from performing  its  obligations  under  this  Agreement  to the  extent  that  such performance is prevented by an act or event (a "Force Majeure Event") whether or not foreseen,  that: (i) is beyond the reasonable  control of, and is not due to the fault or negligence of, such Party,  and (ii) could not have been

                                       13

avoided by such Party's  exercise of due diligence,  including,  but not limited to, a labor controversy,  strike,  lockout,  boycott,  transportation  stoppage, action of a court or public  authority,  fire,  flood,  earthquake,  storm, war, civil strife,  terrorist action,  epidemic, or act of God; provided that a Force
Majeure Event will not include economic hardship,  changes in market conditions, or  insufficiency  of funds.  Notwithstanding  the foregoing  sentence,  a Force
Majeure  Event does not excuse any  obligation  to make any payment  required by this Agreement  (including  without  limitation Section 5.3) and will not affect
Bunge's right to terminate this Agreement pursuant to Section 6.2(c)(i).

     11.2  Conditions  Regarding  Force Majeure  Event. A Party claiming a Force
Majeure Event must: (i) use commercially  reasonable efforts to cure,  mitigate, or remedy the effects of its  nonperformance;  provided  that neither Party will have any obligation hereunder to settle a strike or labor dispute; (ii) bear the burden of demonstrating  its existence;  and (iii) notify the other Party of the occurrence of the Force Majeure Event as quickly as reasonably possible,  but no later than five  business  days after  learning of the  occurrence  of the Force
Majeure Event.  Any Party that fails to notify the other Party of the occurrence of a Force  Majeure  Event as required by this Section 11 will forfeit its right to excuse performance of its obligations due to such Force Majeure Event. When a
Party  claiming  a Force  Majeure  Event is able to  resume  performance  of its obligations  under this  Agreement,  it will  immediately  give the other  Party notice to that effect and resume performance.

     11.3 Third Parties; Termination.  During any period that a Party claiming a
Force Majeure Event is excused from performance under this Agreement,  the other
Party may accept  performance from other parties as it may reasonably  determine under the  circumstances.  If a Party has not performed under this Agreement due to a Force Majeure Event for twelve  consecutive months or more, the other Party may  terminate  this  Agreement  immediately  upon notice to the  non-performing
Party.

12. Insurance.

     12.1 Other Required Coverage.

     (a) Each Party will maintain automobile liability insurance covering owned, hired,  and  non-owned  vehicles  against  claims for bodily  injury,  death and property damage,  with a combined single limit of not less than  $1,000,000,  or equivalent  coverage  using split  limits.  Such  insurance  will name the other
Party,  its  parents,   subsidiaries  and  Affiliates  as  additional   insureds
thereunder,  and will be primary  and  non-contributory  to any other  insurance available  to such other Party,  its parents,  subsidiaries  and  Affiliates  as insureds or otherwise.

     (b)  Each  Party  will  maintain  commercial  general  liability  insurance
(including,   without  limitation,   coverage  for  Contractual   Liability  and
Products/Completed  Operations)  against  claims  for bodily  injury,  death and property damage, with limits of not less than $1,000,000 for each occurrence and
$1,000,000  in the General and  Products/Completed  Operations  Aggregate.  Such
insurance will name the other Party, its parents, subsidiaries and Affiliates as additional insureds there under, and will be primary and non-contributory to any

                                       14

other insurance  available to such other Party,  its parents,  subsidiaries  and
Affiliates as insureds or otherwise.

     (c) An excess or  umbrella  liability  policy with a limit of not less than
$2,000,000  per occurrence  and  $2,000,000  aggregate.  Such excess or umbrella liability  policy shall  follow form with the primary  liability  policies,  and contain a drop-down provision in case of impairment of underlying limits.

     (d) Notwithstanding the provisions of Section 12.1(b) and (c), each Party's total coverage under both its commercial general liability  insurance in Section
12.1(b) and excess or umbrella  liability  policy in Section  12.1(c)  must have combined limits together totalling $4,000,000 for each occurrence and $4,000,000 aggregate.

     (e) Worker's Compensation insurance providing statutory benefits for injury or disease in the state(s) of operation of the Parties, and Employer's Liability with limits of at least  $500,000  for  individual  injury or  disease,  with an aggregate of $500,000 for disease.

     (f) Each Party waives all rights  against the other Party and its employees and agents for all losses and damages  caused by,  arising  out of or  resulting from any of the perils or causes of loss of the Party  covered  by the  policies contemplated by Section 12.1 and any other property insurance covering the Party applicable to the Facility.

     12.2 Insurance Policy Requirements. All insurance policies required by this
Agreement will (a) provide  coverage on an "occurrence"  basis; (b) provide that no cancellation, non-renewal or change will be effected without giving the other
Party  at  least  thirty  days'  prior  written  notice;  and (c) be  valid  and enforceable policies issued by insurers of recognized  responsibility,  properly licensed in the State where the Facility is located,  with an A.M. Best's Rating of A- or better  and Class  VII or  better.  Such  insurance  policies  will not contain a  cross-liability  exclusion or an exclusion  for punitive or exemplary damages where insurable under law. Prior to the Effective Date and,  thereafter, within five  business days of renewal,  certificates  and  endorsements  of such insurance will be delivered to the other Party, as  appropriate,  as evidence of the specified insurance coverage. From time to time, upon a Party's request, the other Party will provide the  requesting  Party,  within five  business  days, a certified duplicate original of any policy required to be maintained hereunder.

     13.  Relationship of Parties.  This Agreement creates no relationship other than those of producer/seller  and purchaser between the Parties hereto.  Except as expressly  provided herein,  there is no partnership,  joint venture or other joint or mutual  enterprise or undertaking  created hereby and neither Party, or any of such Party's representatives,  agents or employees,  will be deemed to be the representative or employee of the other Party.  Except as expressly provided herein or as otherwise  specifically agreed in writing,  neither Party will have authority to act on behalf of or bind the other Party.

14. Confidentiality.

                                       15

     14.1  Definition  of  Confidential  Information.   The  term  "Confidential
Information"  means all material or information  relating to a Party's  business operations  and affairs  (including  trade  secrets)  that such Party  treats as confidential.  Without limiting the generality of the foregoing, all information regarding quantities of DGS produced and any pricing matter under this Agreement will be deemed to be Confidential Information of the appropriate Party.

     14.2 Use of Confidential  Information.  During the Term and for three years thereafter, neither Party will (a) use any Confidential Information of the other
Party for any purpose  other than in accordance  with this  Agreement or for its and its Affiliates  internal  business  purposes,  or (b) disclose  Confidential
Information  to  any  Person,  except  to  its  personnel  who  are  subject  to nondisclosure  obligations comparable in scope to this Section 14 and who have a need to know  such  Confidential  Information  in order to  perform  under  this
Agreement.  Notwithstanding  the foregoing,  the Parties  acknowledge that Bunge and/or its  Affiliates may perform  services for other third parties  similar to the services provided to Producer hereunder and that the use by Bunge and/or its
Affiliates of any Confidential Information regarding the services provided under this  Agreement in the course of the  provision of such  services to other third parties and for Bunge's and its Affiliates' internal business purposes shall not be  considered  a  violation  of this  Section  14;  provided,  that such use of
Producer's Confidential  Information may not be to the competitive  disadvantage of Producer.

     14.3 Disclosure of Confidential Information.  Notwithstanding Section 14.2,
either  Party may use for any purpose or disclose  any  material or  information that it can demonstrate (i) is or becomes publicly known through no act or fault of such Party;  (ii) is developed  independently by such Party without reference to the other Party's Confidential Information; (iii) is known by such Party when disclosed  by the  other  Party,  and such  Party  does not then  have a duty to maintain its confidentiality;  or (iv) is rightfully obtained by such Party from a third party not obligated to preserve its  confidentiality who did not receive the material or information directly or indirectly from the other Party. A Party also may  disclose  the other  Party's  Confidential  Information  to the extent required  by  a  court  or  other  governmental  authority,  provided  that  the disclosing  Party  (a)  gives  the other  Party  advance  written  notice of the disclosure,  (b) uses reasonable  efforts to resist  disclosing the Confidential
Information,  (c)  cooperates  with the  other  Party  on  request  to  obtain a protective  order  or  otherwise  limit  the  disclosure,  and  (d) as  soon  as reasonably  possible,  provides a letter from its counsel  confirming  that such
Confidential Information is, in fact, required to be disclosed.

     14.4 Injunctive Relief.  Each Party acknowledges and agrees that its breach or  threatened  breach of any provision of this Section 14 would cause the other
Party irreparable  injury for which it would not have an adequate remedy at law.
In the event of a breach or threatened  breach,  the nonbreaching  Party will be entitled to injunctive  relief in addition to all other  remedies it may have at law or in equity.

15. Governing Law; Disputes.

     15.1 Governing Law. This Agreement shall be governed by and construed in accordance  with  the  laws of the  State  of  Iowa,  excluding  any  applicable conflicts-of-law  rule  or

                                       16

principle that might refer the construction or  interpretation of this Agreement to the laws of another state.

     15.2 Notice of Dispute.  If any dispute  shall arise under or in connection with this Agreement, the Parties hereto agree to follow the procedures set forth in  this  Section  15.2  in an  effort  to  resolve  the  dispute  prior  to the commencement of any formal proceedings; provided, however, that either Party may institute  judicial  proceedings  seeking  equitable  relief or remedies without following the  procedures  set forth  herein.  The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this  Agreement,  the breach, termination, or validity hereof, or the transactions contemplated herein promptly by negotiation between representatives who have authority to settle the controversy.  Any Party may give the other Party  written  notice that a dispute exists (a  "Notice  of  Dispute")  setting  forth a  statement  of such  Party's position.  Within  twenty (20)  business  days of the  delivery of the Notice of
Dispute, representatives of the Parties shall meet at a mutually acceptable time and place,  and thereafter as long as they both reasonably  deem  necessary,  to exchange relevant  information and attempt to resolve the dispute. If the matter has  not  been  resolved  within  thirty  (30)  days  of the  disputing  party's delivering its Notice of Dispute, the dispute shall be referred to the Boards of
Directors  or  Managers  of  Producer  and Bunge who shall  within  twenty  (20)
additional days meet to attempt in good faith to resolve the dispute.

     15.3 Mediation. If the matter still has not been resolved within sixty (60)
days of the  delivery  of the  Notice  of  Dispute,  then any  Party may seek to resolve the dispute through mediation  administered by the Commercial  Mediation
Rules of the American  Arbitration  Association.  If the Parties fail to resolve the dispute within  twenty-one (21) days after starting  mediation,  then either
Party may initiate  appropriate  proceedings to obtain a judicial  resolution of the dispute.

     15.4 Negotiations; Jurisdictional Matters. If a representative of any Party intends to be  accompanied  at a meeting by an  attorney,  the other  negotiator shall be given at least three (3) business  days' notice of such  intention  and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement  negotiations for  purposes  of the  Federal  Rules of  Evidence  and  similar  state rules of evidence. Any proceeding initiated by either Party hereto shall be commenced and prosecuted  in the United  States  District  Courts for the Eastern  District of
Missouri  or the  Western  District  of Iowa or the state  courts  in St.  Louis
County,  Missouri or Des  Moines,  Iowa and any courts to which an appeal may be
taken,   and  each  Party  hereby  consents  to  and  submits  to  the  personal jurisdiction of each of such courts.

     15.5 Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS
TO A TRIAL BY JURY IN ANY LEGAL  PROCEEDING  ARISING  OUT OF OR  RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Indemnification.

                                       17

     16.1  Indemnification  By Producer.  Producer  agrees to indemnify and hold
Bunge harmless from any Loss suffered or incurred by Bunge arising out of, or in any way relating to:

     (a)  Producer's  use or possession or operations on or at, or any action or failure to act at, the Facility;

     (b) any personal injury or property damage related to the use,  possession, condition  of,  disposal of,  physical  contact with or exposure to any products manufactured at the Facility;

     (c) injuries or alleged injuries  suffered by Producer's  employees whether at the  Facility or  elsewhere  and whether or not under the  direction of Bunge and/or the Producer; or

     (d) any violation or alleged  violation of any Governmental  Requirement by
Producer,

unless  and to the  extent  such  Loss was  directly  caused  by  Bunge's  gross negligence  or willful  misconduct  and in each case only to the extent Bunge is not otherwise  compensated for such Loss by applicable  insurance (to the extent actually paid).

     16.2  Indemnification By Bunge. Bunge agrees to indemnify and hold Producer harmless  from any Loss  suffered or incurred by Producer  arising out of, or in any way relating to:

     (a) injuries or alleged injuries suffered by Bunge's  employees,  or leased or subcontracted by Bunge, whether at the Facility or elsewhere;

     (b) any violation or alleged  violation of any Governmental  Requirement by
Bunge.

unless and to the  extent  such Loss was  directly  caused by  Producer's  gross negligence or willful misconduct and in each case only to the extent Producer is not otherwise  compensated for such Loss by applicable  insurance (to the extent actually paid).

     16.3 Mutual  Indemnification.  Each Party shall indemnify,  defend and hold the other Party harmless from all  liabilities,  costs and expenses  (including, without  limitation,  attorneys  fees)  that such Party may  suffer,  sustain or become  subject  to as a result  any  misrepresentation  or breach of  warranty, covenant  or  agreement  of  the  indemnifying  Party  contained  herein  or the indemnifying  Party's gross  negligence or willful  misconduct in performance of its obligations under this Agreement.

     16.4 Employees,  Affiliates,  Etc. A party's  indemnification  of the other party  pursuant  to this  Section 16 will also run in favor of such  indemnified
party's  officers,  directors,   employees,  agents  and  representatives,   and
indemnification  claims may be made  hereunder  by any of such parties or by the indemnified party on such third parties' behalf.

                                       18

     16.5 Definitions. For purposes of this Agreement:

     (a) "Governmental  Requirement" means all laws, statutes, codes, ordinances and  governmental  rules,  regulations  and  requirements  of  any  governmental authority  that are  applicable  to the Parties,  the property of the Parties or activities described in or contemplated by this Agreement.

     (b) "Loss" means any claim, loss, cost, expense,  liability, fine, penalty, interest,  payment or damage, including but not limited to reasonable attorneys'
fees,  accountants'  fees and any cost and expense of  litigation,  negotiation, settlement or appeal.

     (c) "Affiliate" means a Person that directly,  or indirectly through one or more  intermediaries,  controls or is controlled  by, or is under common control
with,  the  party  specified,   with  "control"  or  "controlled"   meaning  the
possession,  directly  or  indirectly,  of the  power to  direct  or  cause  the direction  of the  management  and  policies  of a Person,  whether  through the ownership of voting securities or voting interests, by contract or otherwise.

     (d)  "Person"   means  any   individual,   general   partnership,   limited
partnership,  limited liability company,  joint venture,  trust, business trust, cooperative, association or other entity of whatever nature.

17. Notices.  All notices  required or permitted under this Agreement will be in writing and will be deemed given and made: (i) if by personal  delivery,  on the date of such delivery,  (ii) if by facsimile,  on the date sent (as evidenced by confirmation  of  transmission  by  the  transmitting  equipment),  (iii)  if by nationally  recognized  overnight  courier,  on the next  business day following deposit,  and (iv) if by  certified  mail,  return  receipt  requested,  postage prepaid,  on the  third  business  day  following  such  mailing;  in each  case addressed to the address or facsimile number shown below for such Party, or such other  address or facsimile  number as such Party may give to the other Party by notice:

                 If to Bunge:

                 Bunge North America, Inc.
                 11720 Borman Drive
                 St. Louis, Missouri  63146
                 Attn:  Senior Vice President - Bunge Grain
                 Facsimile: 314-292-2110

                 with copy to:

                 Bunge North America, Inc.
                 11720 Borman Drive
                 St. Louis, Missouri  63146
                 Attn:  General Counsel
                 Facsimile:  (314) 292-2521

                                       19

                 If to Producer:

                 Southwest Iowa Renewable Energy, LLC
                 712 S. Hwy 6, PO Box 189
                 Oakland, IA 51560-0189
                 Attn: General Manager

                 with copies to:

                 David E. Gardels, Esq.
                 Blackwell Sanders Peper Martin LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102
                 Facsimile: (402) 964-5050

18. Entire Agreement;  No Third Party Beneficiaries.  This Agreement constitutes the entire  agreement  between the Parties  with  respect to the subject  matter hereof and supersedes all prior agreements and understandings,  both written and oral,  between  the Parties  with  respect to the subject  matter  hereof.  This
Agreement  does not, and is not intended to,  confer any rights or remedies upon any person other than the Parties.

19.  Amendments;  Waiver. The Parties may amend this Agreement only by a written agreement of the Parties.  No provision of this Agreement may be waived,  except as  expressly  provided  herein or  pursuant  to a  writing  signed by the Party against  whom the  waiver is  sought  to be  enforced.  No  failure  or delay in exercising  any right or remedy or requiring the  satisfaction  of any condition under this Agreement,  and no "course of dealing" between the Parties,  operates as a waiver or  estoppel  of any right,  remedy or  condition.  A waiver made in writing on one  occasion is  effective  only in that  instance  and only for the purpose  that it is given and is not to be  construed  as a waiver on any future occasion or against any other person.

20. Assignment. No Party may assign this Agreement, or assign or delegate any of its rights,  interests,  or  obligations  under this  Agreement,  voluntarily or involuntarily, whether by merger, consolidation,  dissolution, operation of law, or any other manner,  without the prior written consent of the other Party,  and any  purported  assignment  or  delegation  without  such  consent will be void.
Despite  the prior  sentence,  Bunge may  assign  this  Agreement,  or assign or delegate any of its rights,  interests,  or obligations under this Agreement, to any of its Affiliates without  Producer's prior written consent.  Subject to the preceding  sentences in this Section 20, this  Agreement  binds and benefits the
Parties and their respective permitted successors and assigns.

21. Severability.  If a court or arbitrator with proper jurisdiction  determines that any provision of this Agreement is illegal, invalid, or unenforceable,  the remaining  provisions of this Agreement  remain in full force.  The Parties will negotiate  in good faith to replace  such  illegal,  invalid,  or  unenforceable provision with a legal,  valid,  and enforceable  provision that carries out the
Parties' intentions to the greatest lawful extent under this Agreement.

                                       20

22.  Interpretation.  Each  Party has been  represented  by  counsel  during the negotiation  of this  Agreement and agrees that any ambiguity in this  Agreement will not be construed against one of the Parties.

23. Further Assurances. Each Party will execute and cause to be delivered to the other  Party  such  instruments  and other  documents,  and will take such other actions,  as the other Party may reasonably  request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

24. Counterparts. This Agreement may be executed by the Parties by facsimile and in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

                                       21

IN WITNESS  WHEREOF,  the Parties have caused this  Agreement to be executed the day and year first above written.

                                       SOUTHWEST IOWA RENEWABLE
BUNGE NORTH AMERICA, INC.              ENERGY, LLC

By:      /s/ Bailey Ragan              By:   /s/ David J. Denne
   ------------------------------         --------------------------------------
Name:    Bailey Ragan                  Name: David J. Denne
Title:   Vice President                Title: Chairman

                                       22

                                    EXHIBIT A

                              Production Standards

New production all corn PREMIUM DRIED DISTILLERS GRAIN
Pro-fat: 36.0% minimum
Moisture: 12.0% maximum

*THE  PORTIONS OF THIS  EXHIBIT B WHICH ARE MARKED  WITH AN  ASTERISK  HAVE BEEN
OMITTED  PURSUANT TO A REQUEST FOR  CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

                             Purchase Price Example

Assume the following facts:

     o Bunge pays Producer for DGS on a weekly basis.
     o Producer produces approximately * tons/year of DGS, or * tons/week.
     o Bunge sells DGS at a Sale Price of $* per ton to a third party purchaser, and delivers such DGS via rail car.
     o Bunge incurs $* per ton in Transportation Costs.
     o Producer has leased 300 rail cars with a monthly lease fee of $* per car, or a total of $* per month.
     o Producer  pays Bunge an  administrative  and tax filing fee of $* per car which equals $* per month.

Therefore  the  calculation  associated  with  the  weekly  payment  would be as follows:

     o Sales Price = $*/T x * T = $*
     o Transportation Cost = $*/T x * T = $*
     o RailLease Charges = $* + $* = $*
     o Net Sales Price = $* - $* - $* = $*
     o MarketingFee = *% x $* = $*
     o Purchase Price = $* - $* - $* = $*
     o Note: The Rail Lease Charges are incurred once per month.  In the week those  charges  are due  and  payable,  such  monthly  amount  will be deducted in the above  calculations  to arrive at a Marketing  Fee for
       Bunge and  Purchase  Price paid to Producer.  In all other weeks,  the
       Rail Lease Charges will be zero.